Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

August 12, 2024

Ziff Davis, Inc.

114 5th Avenue, 15th Floor

New York, New York 10011

Ladies and Gentlemen:

We are acting as counsel to Ziff Davis, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) and the rules and regulations thereunder, relating to the registration of an additional 5,776,403 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) consisting of (i) 3,500,000 shares of Common Stock newly reserved for issuance under the Ziff Davis, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) and (ii) 2,276,403 shares of Common Stock subject to outstanding awards granted under the 2015 Ziff Davis, Inc. Stock Option Plan (the “2015 Plan”) that may become available for future issuance under the Plan to the extent that such awards are forfeited, canceled, reacquired by the Registrant, satisfied without the issuance of shares of Common Stock or are otherwise terminated (other than by exercise) or used to pay tax withholding obligations with respect to outstanding awards under the 2015 Plan, as previously approved by the Board and approved by the stockholders at the Company’s Annual Meeting of Stockholders held on May 7, 2024. The Shares are to be issued by the Company upon grant, vesting or exercise of certain stock-based awards (the “Awards”) to be granted pursuant to the 2024 Plan.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (ii) the Sixth Amended and Restated By-laws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Awards and the Shares; (iv) certain resolutions of the Company’s stockholders relating to the adoption of the 2024 Plan; (v) the 2024 Plan; and (vi) the Registration Statement, together with the other exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares have been duly authorized by the Company and, when and to the extent issued and delivered by the Company in accordance with the terms of the Awards and the 2024 Plan and paid for in full in accordance with the terms of the 2024 Plan and Awards, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Proskauer Rose LLP

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